UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2012

ZAYO GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO 80027

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 4, 2012, Zayo Group, LLC (“Zayo” or the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with FiberGate Holdings, Inc. (“FiberGate”), William J. Boyle and Louis M. Brown, Jr. Upon the close of the transaction contemplated by the Agreement, Zayo will acquire 100 percent of the equity interest in FiberGate, a privately held C Corporation, incorporated in the Commonwealth of Virginia. The purchase price, subject to certain adjustments at closing and post-closing, is $117.0 million and will be paid with cash on hand. The Agreement is subject to customary closing conditions (including regulatory approval) and includes customary representations, warranties, covenants and agreements.

Headquartered in Alexandria, Virginia, FiberGate is a provider of dark fiber services in the Washington, D.C. metropolitan and Baltimore areas. FiberGate currently operates 650 fiber route miles and connects to 315 on-net buildings which include key government sites, carrier hotels, data centers, cell towers and enterprise buildings.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger dated June 4, 2012 which is incorporated by reference as Exhibit 2.1 to this current report on

Form 8-K.

Item 7.01 Regulation FD Disclosure

On June 5, 2012, Zayo and FiberGate issued a joint press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1

As previously disclosed, in conjunction with the Company’s pending acquisition of AboveNet, the Company anticipates refinancing its existing indebtedness and raising additional debt to fund the $2.3 billion acquisition. The Company anticipates distributing marketing materials to potential investors which may include certain financial data of FiberGate which has not been made publicly available. The Company is including the audited financial statements of FiberGate as of and for the two years ended December 31, 2011 as exhibit 99.2 of this filing on Form 8-K in order to make publicly available the financial information which may be distributed to potential investors.

This filing is not intended to fulfill the Company’s requirements to file with the SEC the financial statements of businesses acquired or to be acquired under Article 3-05 of Regulation S-X. The Company intends to file the pre-acquisition audited financial statements required by Article 3-05 of Regulation S-X and any required pro-forma financial information required by Article 11 of Regulation S-X at a later date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished, as applicable, with this Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among FiberGate Holdings, Inc., Zayo Group, LLC, Zayo FM Sub, Inc., William J. Boyle and Louis M. Brown, Jr., dated June 4, 2012.

99.1	Press Release dated June 5, 2012

99.2	Audited financial statement of FiberGate as of and for the two years ended December 31, 2011.

The information contained in Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

In addition, investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC on September 9, 2011, as amended by the Form 10-K/A filed with the SEC on May 15, 2012, including those under the heading “Risk Factors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer

DATED: June 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among FiberGate Holdings, Inc., Zayo Group, LLC, Zayo FM Sub, Inc., William J. Boyle and Louis M. Brown, Jr., dated June 4, 2012.

99.1	Press Release dated June 5, 2012

99.2	Audited financial statement of FiberGate as of and for the two years ended December 31, 2011.